Exhibit 3.1

AMENDMENTS TO THE BY-LAWS

OF RAND CAPITAL CORPORATION

Pursuant to resolutions unanimously adopted by the Board of Directors of Rand Capital Corporation, a New York corporation (the “Corporation”) on July 28, 2016, the By-Laws of the Corporation (the “By-Laws”) were amended as follows:

1.	Article I, Section 1 of the By-Laws was amended in full to read as follows:

“The annual meeting of the shareholders for the purpose of electing directors and of transacting such other business as may properly be brought before the meeting shall be held on the date selected by the Board of Directors in each calendar year.”

2.	Article I, Section 2 of the By-Laws was amended in full to read as follows:

“Special meetings of the shareholders may be called by the Chairman of the Board, the President or a majority of the entire Board of Directors then in office. The only business that may be conducted at a special meeting, other than procedural matters and matters relating to the conduct of the special meeting, shall be the matter or matters described in the notice of such special meeting.”

3.	Article I, Section 3 of the By-Laws was amended in full to read as follows:

“Not less than ten (10) or more than fifty (50) days’ notice of any regular or special meeting of the shareholders shall be given by the Secretary either personally or by mail (written or electronic) to each shareholder entitled to vote. Waiver by a shareholder of notice of a shareholders’ meeting (i) in writing and signed by such shareholder or (ii) by electronic transmission, whether before or after the time of the meeting, shall be equivalent to giving of such notice. Attendance by a shareholder without objection to the notice, whether in person or by proxy, at a shareholders’ meeting, shall constitute a waiver of notice of the meeting.”

4.	Article I, Section 8 was added to the By-Laws that reads as follows:

“ADJOURNED MEETINGS. Any meeting of shareholders may be adjourned to a designated time and place, not to exceed thirty (30) days from the date of the meeting at which the adjournment is taken, by the presiding officer of the meeting or by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present, for any reason or no reason from time to time. No notice of such an adjournment need be given, other than by announcement at the meeting at which the adjournment is taken, and any business may be transacted that might have been transacted at the meeting as originally called.”

5.	Article I, Section 9 was added to the By-Laws that reads as follows:

“NOTICE OF SHAREHOLDER NOMINEES. Subject to the rights of holders of any class or series of shares having a preference over the common shares as to dividends or upon liquidation, only persons who are nominated in accordance with the following procedures set forth in these By-Laws shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of notice provided for in this Section 9 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 9.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an annual meeting of shareholders, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) with respect to a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which the Corporation’s notice of the date of the meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the public announcement of a postponement or adjournment of a meeting commence a new time period for the giving of a shareholder’s notice as described above.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (i) the name and record address (as they appear on the books of the Corporation) of the shareholder who intends to make such nomination, and the name and address of any beneficial owner on whose behalf the proposal is made; (ii) the name, age, business and residence addresses and principal occupation of each person to be nominated and the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by each person to be nominated; (iii) as to the shareholder giving the notice, (A) the class, series and number of all shares of the Corporation that are owned of record or beneficially by such shareholder or any such beneficial owner; (B) the name of each nominee holder of shares owned beneficially but not of record by such shareholder and the class, series and number of shares of the Corporation held by each such nominee holder; (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such shareholder or any such beneficial owner or any of their respective affiliates or associates with respect to the shares of the Corporation; (D) whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such shareholder or any such beneficial owner or any of their respective affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such shareholder or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such shareholder or any such beneficial owner or any of their respective affiliates or associates with respect to the shares of the Corporation; (E) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the Corporation; and (F) a representation that such shareholder will notify the Corporation in writing of the information required in clauses (A) through (E), in each case as in effect as of the record date for the meeting, promptly following the later of the record date or the date that notice of the record date is first publicly disclosed; (iv) a description of all arrangements and understandings between such shareholder or any such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder (together with information for any such other persons covering the matters set forth in clause (iii)); (v) such other information relating to all persons described in this paragraph that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission or other applicable law; (vi) whether such shareholder believes any proposed nominee is, or is not, an “interested person” of the Corporation, as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules promulgated thereunder; (vii) the written consent of each proposed nominee to be named as a nominee and to serve as a director of the Corporation if elected, together with an undertaking, signed by each proposed nominee, to furnish to the Corporation a completed, signed questionnaire and any other information the Corporation may request upon the advice of counsel for the purpose of determining such proposed nominee’s eligibility and suitability to serve as a director or required disclosure with respect to his serving as a director; (viii) a description of any business, monetary or other material relationship between the shareholder or any such beneficial owner, or any of their affiliates or associates, and the proposed nominee, or any of his affiliates or associates, during the past three years and of any voting commitments with respect to the Corporation to which the nominee is or will be subject, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the shareholder or any such beneficial owner, or any of their affiliates or associates were the “registrant” for purposes of such rule and the proposed nominee, or any of his affiliates or associates were a director or executive officer of such registrant; (ix) a nominee questionnaire, representation and agreement in the form provided by the Secretary upon request; and (x) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice. The Corporation may also require any proposed nominee to furnish such other information as it may reasonably require (i) to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including with respect to qualifications established by any committee of the Board of Directors; (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation; and (iii) that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9. If the presiding officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.”

6.	Article I, Section 10 was added to the By-Laws that reads as follows:

“NOTICE OF SHAREHOLDER BUSINESS. No business (other than nominations for the election of directors, if made in compliance with the preceding Section 9) may be transacted at an annual meeting of shareholders, other than business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) a proper matter for shareholder action and otherwise properly brought before the annual meeting by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 10. This Section 10 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act or any other rule of the Securities and Exchange Commission from time to time in effect that sets forth the criteria for inclusion of a shareholder’s proposal in an issuer’s proxy materials.

In addition to any other applicable requirement, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of a postponement or adjournment of a meeting commence a new time period for the giving of a shareholder’s notice as described above.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and, if such business includes a proposal to amend either the Certificate of Incorporation or these By-Laws, the text of the proposed amendment; (ii) the name and record address (as they appear on the books of the Corporation) of the shareholder proposing such business and the name and address of any beneficial owner on whose behalf the proposal is made; (iii) (A) the class, series and number of all shares of the Corporation that are owned of record or beneficially by such shareholder or any such beneficial owner; (B) the name of each nominee holder of shares owned beneficially but not of record by such shareholder and the class, series and number of shares of the Corporation held by each such nominee holder; (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such shareholder or any such beneficial owner or any of their respective affiliates or associates with respect to the shares of the Corporation; (D) whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such shareholder or any such beneficial owner or any of their respective affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such shareholder or any such beneficial owner or any of their respective affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such shareholder or any of their respective affiliates or associates with respect to the shares of the Corporation; (E) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the Corporation; and (F) a representation that such shareholder will notify the Corporation in writing of the information required in clauses (A) through (E), in each case as in effect as of the record date for the meeting, promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (iv) a description of all arrangements or understandings between such shareholder or any such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and of any material interest of such shareholder or any such beneficial owner or any other persons in such business (together with information for any such other persons covering the matters set forth in clause (iii)); (v) such other information relating to the proposal that is required to be disclosed in solicitations pursuant to the Exchange Act and the rules and regulations of the Securities and Exchange Commission or other applicable law; and (vi) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 10, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 10 shall be deemed to preclude discussion by any shareholder of any such business. If the presiding officer of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.”

7.	Article I, Section 11 was added to the By-Laws that reads as follows:

“MEETING PROCEDURES. At each meeting of shareholders, the order of business and all other matters of procedure shall be determined by the presiding officer for the meeting. The presiding officer shall have all the powers and authority vested in a presiding officer by law or practice without restriction, including, without limitation, the authority, in order to conduct an orderly meeting, to announce the date and time of the opening and closing of the polls, to impose reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder and to declare any business not properly brought before the meeting to be out of order and such business shall not be transacted. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate.”

8.	A second sentence to Article III, Section 1 of the By-Laws was added that reads as follows:

“No decrease in the number of directors shall shorten the term of any incumbent director.”

9.	The fourth sentence of Article III, Section 3 of the By-Laws was amended to read as follows:

“Any vacancy occurring in the Board of Directors by reason of death, resignation, removal, or disqualification of a director or increase in the number of directors or for any other reason, may be filled by a majority of the directors remaining, and such director shall serve until the next annual meeting of shareholders or until his successor is elected and qualified.”

10.	Article III, Section 11 of the By-Laws was amended in full to read as follows:

“Any director may be removed with cause at any time by a vote of the shareholders holding the majority of the shares of the Corporation and at any meeting called for that purpose. Shareholders may not remove any director without cause.”

11.	Article IX was added to the By-Laws that reads as follows:

“ARTICLE IX

INVESTMENT COMPANY ACT

Section 1. INVESTMENT COMPANY ACT CONTROLS. If and to the extent that any provision of the New York Business Corporation Law or any provision of the articles of incorporation of the Corporation or these By-Laws conflicts with any provision of the Investment Company Act, the applicable provision of the Investment Company Act shall prevail.”

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